UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2010

Procera Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49862	33-0974674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100-C Cooper Court, Los Gatos, CA (Address of Principal Executive Offices)	95032 (Zip Code)

Registrant’s telephone number, including area code: (408) 354-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 1, 2010, we entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Merriman Curhan Ford & Co. (“MCF”) related to a registered direct offering of up to 18,000,000 shares of our common stock (the “Offering”).  Under the terms of the transaction and pursuant to separate Subscription Agreements (the “Subscription Agreements”) between us and each of the investors, we will sell the common stock at $0.40 per share to a group of institutional investors for gross proceeds of approximately $7.2 million.  The closing of the Offering is expected to take place on March 4, 2010, subject to the satisfaction of customary closing conditions.  A copy of the Placement Agent Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference.  A copy of the form of Subscription Agreement is attached as Exhibit 1.2 hereto and is incorporated by reference.

In connection with the Offering, both we and our executive officers and directors have agreed that we will not, for a period of 90 days from March 1, 2010, without the consent of MCF, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, subject to certain customary exceptions.

The common stock will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on March 2, 2010, in connection with a shelf takedown from our registration statement on Form S-3 (File no. 333-164314), which became effective on February 9, 2010.  A copy of the opinion of McDonald Carano Wilson LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

On March 2, 2010, we issued a press release announcing the Offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As compensation for services rendered, we shall pay to MCF a placement fee equal to seven percent (7%) of the gross proceeds received by us from the Offering.  We shall also issue to MCF, for consideration of $1.00, a warrant for the purchase of up to 180,000 shares of our common stock, exercisable for a period of three years at a price of $0.40 per share (the “Placement Agent Warrant”).  At the option of MCF, the Placement Agent Warrant may be exercised on a cashless basis.  If MCF elects to exercise the Placement Agent Warrant in full for cash, we will also receive proceeds of $72,000 from the aggregate exercise price of the Placement Agent Warrant.  A copy of the Placement Agent Warrant is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information in Item 1.01 above is incorporated by reference into this Item 3.02.  For the issuance of the Placement Agent Warrant, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering, on the basis that MCF indicated its intention to acquire the securities for investment only and not with view to or the distribution thereof and appropriate legends were affixed to the Placement Agent Warrant.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

1.1	Placement Agent Agreement dated March 1, 2010 by and among Procera Networks, Inc. and Merriman Curhan Ford & Co.

1.2	Form of Subscription Agreement by and between Procera Networks, Inc. and each investor.

4.1	Form of Placement Agent Warrant.

5.1	Opinion of McDonald Carano Wilson LLP.

23.1	Consent of McDonald Carano Wilson LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press release issued by Procera Networks, Inc. on March 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2010	Procera Networks, Inc.

	By:	/s/ Charles Constanti
Charles Constanti
Chief Financial Officer and Principal Accounting Officer

INDEX TO EXHIBITS
          Exhibit
Number	Description

1.1	Placement Agent Agreement dated March 1, 2010 by and among Procera Networks, Inc. and Merriman Curhan Ford & Co.

1.2	Form of Subscription Agreement by and between Procera Networks, Inc. and each investor.

4.1	Form of Placement Agent Warrant.

5.1	Opinion of McDonald Carano Wilson LLP.

23.1	Consent of McDonald Carano Wilson LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press release issued by Procera Networks, Inc. on March 2, 2010.